Exhibit 4.2

PINTEREST, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (“Agreement”) is made as of 2nd day of June 2017, by and among Pinterest, Inc. (f/k/a Cold Brew Labs, Inc.), a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (each of which is referred to herein as an “Investor”), each of the parties listed on Schedule B (each, a “Founder” and collectively, the “Founders”) and any additional persons that become a party to this Agreement herewith.

RECITALS

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of shares of the Company’s Series Seed 1 Preferred Stock, $0.00001 par value per share (the “Seed 1 Stock”), Series Seed 2 Preferred Stock, $0.00001 par value per share (the “Seed 2 Stock”), Series A-l Preferred Stock, $0.00001 par value per share (the “Series A-l Stock”), Series A-2 Preferred Stock, $0.00001 par value per share (the “Series A-2 Stock”), Series B Preferred Stock, $0.00001 par value per share (the “Series B Stock”), Series C Preferred Stock, $0.00001 par value per share (the “Series C Stock”), Series D Preferred Stock, $0.00001 par value per share (the “Series D Stock”), Series E Preferred Stock, $0.00001 par value per share (the “Series E Stock”), Series F Preferred Stock, $0.00001 par value per share (the “Series F Stock”) and/or Series G Preferred Stock, $0.00001 par value per share (the “Series G Stock”), and have been granted certain rights under that certain Amended and Restated Investor Rights Agreement dated February 27, 2015 by and among the Company, the Prior Investors, and certain other parties (the “Prior Agreement”);

WHEREAS, the Company and certain Investors are parties to the Series H Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, managing member, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, and any affiliated mutual funds.

1.2    “Common Stock” means shares of the Company’s common stock, par value $0.00001 per share.

1.3    “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7    “Fidelity” or “Fidelity fund” means each of Fidelity Contrafund: Fidelity Contrafund, Fidelity Contrafund: Fidelity Advisor New Insights Fund, Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund, Fidelity Contrafund: Fidelity Advisor Series Opportunistic Insights Fund, Fidelity Securities Fund: Fidelity OTC Portfolio, Fidelity Contrafund Commingled Pool, and Fidelity Insights Investment Trust.

1.8    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10    “Founder Stock” means Common Stock of the Company presently held by the Founders or that may be acquired in the future.

1.11    “GAAP” means generally accepted accounting principles in the United States.

1.12    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.14    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15    “Initial Offering” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16    “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.17    “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least (i) 75,000,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), or (ii) 16,796,675 shares of Series C Stock or Common Stock issued upon conversion thereof (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, however, that the Founders and their Affiliates shall not be Major Investors for any purposes under this Agreement; provided, further, that for the purpose of this definition, (a) PinAH L.P. shall be deemed an Affiliate of Andreessen Horowitz Fund II, L.P., as nominee and its Affiliates, and (b) FirstMark Capital P2, L.P. shall be deemed an Affiliate of FirstMark Capital I, L.P. and its Affiliates.

1.18    “Minimum Holding” means a number of shares of Series D Stock and Common Stock into which such Series D Stock has been converted equal to at least 50% of the number of shares of Series D Stock purchased by Valiant pursuant to the Series D Preferred Stock Purchase Agreement dated as of February 20, 2013.

1.19    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.20    “Palma” means Palma Investments LP.

1.21    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.22    “Preferred Stock” means the Seed 1 Stock, the Seed 2 Stock, the Series A-1 Stock, the Series A-2 Stock, the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock, the Series F Stock, the Series G Stock and the Series H Stock.

1.23    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) Founder Stock, provided, however, that such Founder Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders for the purposes of Sections 2.1, 2.10, 5, 6.1 and 6.6; and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6,1 and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement. Notwithstanding the foregoing, Common Stock issuable or issued upon conversion of Preferred Stock held by Sycamore shall be deemed Registrable Securities.

1.24    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.25    “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.26    “SEC” means the Securities and Exchange Commission.

1.27    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.29    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.31    “Series H Stock” means the Company’s Series H Preferred Stock, par value $0.00001 per share.

1.32    “Stock Restriction Agreement” means each of the Stock Restriction Agreements dated July 14, 2009, as may be amended from time to time, between the Company and each of Ben Silbermann and Paul Sciarra.

1.33    “Sycamore” means Sycamore Real Estate Investment LLC.

1.34    “Valiant” means Valiant Capital Partners, L.P., Valiant Capital Master Fund, L.P., and their Affiliates.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-l Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the Initial Offering, the Company receives a request from Holders of at least sixty percent (60%) of the Registrable Securities then outstanding that the Company file a Form S-l registration statement and provided that the anticipated aggregate offering price, net of Selling Expenses, would total at least $15 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-l registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5.0 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any six (6) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 60 day period other than an Excluded Registration.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has effected one registration pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6. in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3. cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) notwithstanding (ii) above, any Registrable Securities which are not Founder Stock shall not be excluded from such underwriting, unless all Founder Stock is first excluded from such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than seventy-five percent (75%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional 60 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $15,000 of one counsel for the selling Holders, which counsel shall be acceptable to the holders of a majority in interest of the Initiating Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other

Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the Initial Offering;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the Initial Offering), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11    “Market Stand off” Agreement. Except as permitted under Section 2.2, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days following the Initial Offering), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise; provided however that, if during the last 15 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 15-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 (or any successor rule thereto) applies, then the restrictions imposed by this Section 2.11 shall continue to apply until the expiration of the 15- day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing provisions of this Section 2.11 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to similar agreements, unless such requirement shall have been waived by holders of at least sixty percent (60%) of the Registrable Securities then outstanding. The underwriters in connection with such registration are intended third party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Fourteenth Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”); or

(b)    five years after the consummation of the Initial Offering.

In addition, the rights set forth in this Section 2 shall terminate as to any shares of Registrable Securities when such shares have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, (ii) publicly sold pursuant to SEC Rule 144, or (iii) could be sold without restriction under SEC Rule 144 during any ninety (90) day period.

3.    Information and Observer Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to Valiant (for so long as Valiant continues to own the Minimum Holding), Fidelity (for so long as Fidelity owns any shares of Registrable Securities), Palma (for so long as Palma owns at least 50% of the total number of shares of Series F Stock that Palma purchased pursuant to the Series F Preferred Stock Purchase Agreement by and among the Company, Palma and the other parties listed therein, dated May 15, 2014 (the “Series F Purchase Agreement”), Sycamore (for so long as Sycamore owns at least 50% of the total number of shares of Series H Stock that Sycamore purchased pursuant to the Purchase Agreement) and to each Major Investor:

(a)    as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(d)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements to be audited and certified by independent public accountants selected by the Company and reasonably acceptable to the holders of at least sixty percent (60%) of the Preferred Stock held by the Major Investors (voting together as a single class and not as a separate series, and on an as-converted basis);

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors, Palma, Sycamore and Fidelity to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct; and

(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2    Inspection. The Company shall permit Valiant (for so long as Valiant continues to own the Minimum Holding), Fidelity, Palma (for so long as Palma owns at least 50% of the total number of shares of Series F Stock that Palma purchased pursuant to the Series F Purchase Agreement), and Sycamore (for so long as Sycamore owns at least 50% of the total number of shares of Series H Stock that Sycamore purchased pursuant to the Purchase Agreement) and each Major Investor, at such party’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3    Observer Rights. As long as FirstMark Capital I, L.P. (f/k/a FirstMark IV, L.P.) (“FirstMark”) owns at least thirty-three and 1/3 percent (33-1/3%) of the shares of the Series 1 Stock it has purchased under the Series 1 Agreement, by and among the Company and the purchasers named therein dated July 2009 (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of FirstMark to attend all meetings of its Board of Directors in a nonvoting observer capacity (the “Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

3.4    Board of Advisors. The Company shall establish and maintain at all times a Board of Advisors (the “Advisory Board”). Rakuten USA, Inc. (“Rakuten”) shall be entitled to designate one (1) member of the Company’s Board of Advisors (such member, the “Rakuten Designee”) so long as Rakuten (together with its Affiliates) continues to beneficially own at least 3,359,335 shares of Series C Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

3.5    Confidentiality. Each Investor shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.6    Termination of Information Rights and Observer Rights. The covenants set forth in Section 3.1, Section 3.2, Section 3.3 and Section 3.4 shall terminate and be of no further force or effect (i) immediately before the consummation of the Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor, Valiant, Palma, Sycamore and Fidelity. Each of the Major Investors, Valiant, Palma, Sycamore and Fidelity shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, Valiant, Palma, Sycamore and Fidelity stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor, Valiant, Palma, Sycamore and Fidelity may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor, Valiant, Palma, Sycamore or Fidelity (as applicable) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it, and, if electing to purchase or acquire all the shares available to it, each of Valiant, Palma, Sycamore, and Fidelity, as applicable (each of the foregoing electing parties in this sentence, a

“Fully Exercising Investor”) of any other Major Investor’s or Valiant’s, Palma’s, Sycamore’s or Fidelity’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors, Valiant, Palma, Sycamore and Fidelity were entitled to subscribe but that were not subscribed for by the Major Investors, Valiant, Palma, Sycamore or Fidelity which is equal to the proportion that the Common Stock issued and held, or issuable upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within one hundred twenty (120) days of the later of the date that the Offer Notice is given and the date of initial sale of New Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.l(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.l(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors, Valiant, Palma, Sycamore and Fidelity in accordance with this Section 4.1.

(c)    The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation), (ii) shares of Series H Stock sold pursuant to the Purchase Agreement, and (iii) shares of Common Stock issued in the Initial Offering.

4.2    Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before, but subject to, the consummation of the Initial Offering or (ii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first. Additionally, the rights held by Valiant under Section 4.1 shall terminate and be of no further force or effect at such time as Valiant no longer holds the Minimum Holding and the rights of Palma under Section 4.1 shall terminate and be of no further force or effect at such time as Palma owns less than 50% of the total number of shares of Series F Stock the Palma purchased pursuant to the Series F Purchase Agreement) and the rights of Sycamore under Section 4.1 shall terminate and be of no further force or effect at such time as Sycamore owns less than 50% of the total number of shares of Series H Stock that Sycamore purchased pursuant to the Purchase Agreement.

5.    Additional Covenants.

5.1    Board Matters.

(a)    The Company shall reimburse the non-employee directors and advisory board members for all reasonable out-of-pocket expenses incurred in connection with their services as a director or advisors of the Company. The Company shall also reimburse the Observer for all reasonable out-of-pocket expenses incurred by the Observer in connection with attending Board meetings.

(b)    The Company shall use its commercially reasonable efforts to maintain, from financially sound and reputable insurers, (i) term “key-person” insurance on Benjamin Silbermann in the amount of $1,000,000 and (ii) Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, until such time as the Board of Directors determines that such insurance should be discontinued. The policies shall not be cancelable by the Company without prior approval of the Board of Directors.

5.2    Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in a form reasonably satisfactory to the Board of Directors, including both of the directors elected by the holders of Preferred Stock and (ii) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor), including each Key Employee to enter into an twelve (12) month nonsolicitation agreement and, if legally permitted, a one-year noncompetition agreement, in a form reasonably satisfactory to the Board of Directors, including both of the directors elected by the holders of Preferred Stock. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements between the Company and any employee, without the consent of the Board of Directors, including both of the directors elected by the holders of Preferred Stock.

5.3    Employee Vesting. Unless otherwise agreed to by the Board of Directors, including both of the directors elected by the holders of Preferred Stock, all future employees and consultants of the Company who shall purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following one (1) year of continued employment or service, the remaining shares vesting in equal monthly installments over the following three (3) years thereafter and no provisions for acceleration upon any event or circumstance, and (ii) a customary market stand-off provision including a lock-up period of not less than 180 days following the Initial Offering. Without prior approval by the Board of Directors, including both of the directors elected by the holders of Preferred Stock, (a) the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, (x) any stock purchase or option agreement with any existing employee or service provider if such amendment would result in a vesting schedule or lockup period that is less restrictive than those provided under clauses (i) and (ii) above, respectively, or (y) either Stock Restriction Agreement, in any respect, and (b) the Company shall retain a “right of first refusal” on employee transfers until the Initial Offering and the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock and a right to repurchase vested shares at fair market value within one (1) year following termination of employment should the employee violate his or her anti competitive covenant.

5.4    Qualified Small Business Stock. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.5    Meetings of the Board of Directors; Committees. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors and any committees of the Board of Directors then in existence shall meet at least quarterly in accordance with an agreed-upon schedule.

5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7    Right to Conduct Activities. The Company acknowledges and agrees that each Major Investor, Valiant or their Affiliates invest in numerous companies and carry out their respective businesses and operations, some of which may be deemed competitive with the Company’s business. No Major Investor, Valiant or their Affiliates shall be liable to the Company for any claim arising out of (i) any investment by a Major Investor, Valiant or their Affiliates in any entity competitive with the Company, (ii) any actions taken by any partner, officer, director, employee, or other agent, representative or Affiliate of any Major Investor, Valiant or any of such Person’s Affiliates to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, or (iii) any Major Investor’s, Valiant’s or any of their respective Affiliates’ operation of their respective businesses in a manner that may be deemed to be competitive with the Company; provided, however, that nothing herein shall relieve a Major Investor, Valiant, their respective Affiliates or any other party from liability associated with unauthorized use of the Company’s confidential information.

5.8    Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.7, shall terminate and be of no further force or effect upon the earliest of (i) immediately before the consummation of the Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange

Act, or (iii) the consummation of a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation); provided that Section 5.7 of this Agreement shall survive until the earlier of (a) such time as all of the Registrable Securities then held by Rakuten shall be registered and freely transferrable pursuant to an effective registration statement under the Securities Act, and (b) such time as all of the Registrable Securities then held by Rakuten could be sold without restriction under SEC Rule 144 during any ninety (90) day period.

5.9    Restrictions on Transfer. The Investors and the Founders hereby agree to comply with the restrictions on transfer of the Company’s securities contained in the Company’s Bylaws (as may be amended from time to time), including, but not limited to those restrictions contained in Sections 8.14, 8.15 and 8.16 of the Company’s Bylaws (the “Bylaws Transfer Restrictions”). The Investors and the Founders further agree and acknowledge that if any provision(s) of any agreement(s) currently in effect by and between the Company and any of the Investors and/or Founders conflicts with the Bylaws Transfer Restrictions, the Bylaws Transfer Restrictions shall govern, and the non-conflicting remainder of such agreement(s) shall continue in full force and effect.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 25,000,000 Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

6.3    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or PDF signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so sent or confirmed then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on their respective signature pages or Schedule A (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5.

6.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by a written instrument executed by (i) the Company, and (ii) Investors holding at least sixty percent (60%) of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver) and provided further any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (i) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), (ii) Section 3.3 may not be amended, terminated or waived without the consent of FirstMark, (iii) neither Valiant’s, Palma’s, Sycamore’s, Fidelity’s nor any Major Investor’s rights under Sections 3 or 4 may be waived without the consent of stockholders holding at least sixty percent (60%) of the Registrable Securities held in the aggregate by (A) all Major Investors, (B) Valiant, (C) Palma, (D) Sycamore and (E) Fidelity, (iv) no waiver of the rights of the Investors hereunder shall require the consent of the Company, (v) Section 3.4, Section 5.7 and Section 5.8 (but only as Section 5.8 relates to Section 5.7) may not be amended, terminated or waived without the consent of Rakuten, (vi) Sections 1.18 and 5.7 as they relate to Valiant may not be amended, terminated or waived without the written consent of Valiant, (vii) Sections 1.7 and 1.18 as they relate to Fidelity may not be amended, terminated or waived without the written consent of Fidelity, and (viii) Section 1.17 as it relates expressly to PinAH L.P. and FirstMark Capital P2, L.P. may not be amended, terminated or waived without the written consent of PinAH L.P. and FirstMark Capital P2, L.P. and (ix) Section 1.23 and Section 1.33 as they relate expressly to Sycamore may not be amended, terminated or waived without the written consent of Sycamore. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated Persons may apportion such rights among themselves in any manner they deem appropriate.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12    Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; provided, however, that nothing herein shall relieve any Investor, their respective Affiliates or any other party from liability associated with unauthorized use of the Company’s confidential information.

6.13    Massachusetts Business Trust; Trustee/Director and Stockholder Liability. For any Fidelity fund organized as a Massachusetts business trust, a copy of its Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. With respect to all Fidelity funds, notice is also hereby given that this Agreement is executed on behalf of the trustees/directors of the applicable Fidelity fund as trustees/directors and not individually and that the obligations of this Agreement are not binding on any of the trustees/directors, officers or stockholders of such Fidelity fund individually but are binding only upon such Fidelity fund and its assets and property.

6.14    Prior Agreement Superseded. The undersigned parties who are parties to the Prior Agreement hereby restate the Prior Agreement to read in its entirety as set forth in this Agreement, such that the Prior Agreement is hereby terminated and entirely replaced and superseded by this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY:

PINTEREST, INC.

By:	/s/ Ben Silbermann
Ben Silbermann, President and CEO

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the patties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Benjamin Silbermann
BENJAMIN SILBERMANN

/s/ Divya Silbermann
DIVYA SILBERMANN

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

FOUNDERS:

THE SILBERMANN 2012 IRREVOCABLE TRUST

By:	/s/ Geoffrey Dudgeon
Geoffrey Dudgeon, Trustee

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

SYCAMORE REAL ESTATE INVESTMENT LLC

By:	/s/ J. Brad Powell
Name:
Title:

Address:

Email:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

PinAH, L.P

By:	AH Equity Partners IV, L.L.C.,
Its general partner

By:	/s/ Ben Horowitz
Name:	Ben Horowitz
Title:	Managing Member

Address:

####################
###########

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

ANDREESSEN HOROWITZ FUND II, L.P.
as nominee for
Andreessen Horowitz Fund II, L.P.
Andreessen Horowitz Fund II-A, L.P. and
Andreessen Horowitz Fund II-B, L.P.

By:	AH Equity Partners II, L.L.C.,
Its general partner

By:	/s/ Ben Horowitz
Managing Member

Address:	####################
###########

AH PARALLEL FUND, L.P

By:	AH Equity Partners II, L.L.C.,
Its general partner

By:	/s/ Ben Horowitz
Managing Member

Address:	####################
###########

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

ANDREESSEN HOROWITZ FUND III, L.P.
for itself and as nominee for
Andreessen Horowitz Fund III-A, L.P.,
Andreessen Horowitz Fund III-B, L.P. and
Andreessen Horowitz Fund III-Q, L.P.

By:	AH Equity Partners III, L.L.C.,
Its general partner

By:	/s/ Ben Horowitz
Name:	Ben Horowitz
Title:	Managing Member

Address:	####################
###########

AH PARALLEL FUND III, L.P.
for itself and as nominee for
AH Parallel Fund III-A, L.P.,
AH Parallel Fund III-B, L.P. and
AH Parallel Fund III-Q, L.P.

By:	AH Equity Partners III (Parallel), L.L.C.
Its general partner

By:	/s/ Ben Horowitz
Name:	Ben Horowitz
Title:	Managing Member

Address:	####################
###########

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

Firstmark Capital P2, L.P.

By:	FirstMark Capital P2 GP, LLC,
its general partner

By:	/s/ Gregory Raiten
Gregory Raiten, General Counsel

FirstMark Capital I(P), L.P.

By:	FIRSTMARK CAPITAL I(P) GP, LLC,
its general partner

/s/ Gregory Raiten
By:	Gregory Raiten, General Counsel

FirstMark Capital I, L.P.

By:	FIRSTMARK CAPITAL, LLC,
as Investment Manager

/s/ Gregory Raiten
By:	Gregory Raiten, General Counsel

FirstMark Capital OF I, L.P.
By: FirstMark Capital OF I GP, LLC, its general
partner

/s/ Gregory Raiten
By:	Gregory Raiten, General Counsel

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND
COMMINGLED POOL

By: Fidelity Management & Trust Co.

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

Brown Brothers Harriman & Co.
#####################
############
############
Email: #######@###.com
Fax number: ###-###-####

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY SERIES OPPORTUNISTIC INSIGHTS FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY ADVISOR SERIES OPPORTUNISTIC INSIGHTS FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

Brown Brothers Harriman & Co.
#####################
############
############
Email: #######@###.com
Fax number: ###-###-####

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY INSIGHTS INVESTMENT TRUST

By its manager Fidelity Investments Canada ULC

By:	/s/ Brock Dunnop
Name:	Brock Dunnop
Title:	Vice President and Fund Treasurer

State Street Bank & Trust
#######
##########
Email: ###########@#######.com
Fax number: ###-###-#####

With a copy to

Fidelity Investments Canada ULC
######################
###############

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

Brown Brothers Harriman & Co.
#####################
############
############
Email: #######@###.com
Fax number: ###-###-####

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

The Northern Trust Company
###############
############
Email: #########@####.COM
Fax number: ###-###-####

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

VALIANT CAPITAL PARTNERS, L.P.

By: Valiant Capital Management, L.P., as general partner

By:	/s/ Brian Miller
Name:	Brian Miller
Title:	CFO

VALIANT CAPITAL MASTER FUND, L.P.

By:	Valiant Capital GP, LLC, as general partner
By:	Valiant Capital Management, L.P., as manager

By:	/s/ Brian Miller
Name:	Brian Miller
Title:	CFO

Address:
Valiant Capital Management, LLC
#####################
##############

Email: #########@####.com
Phone: ###-###-####

With a copy to:
Richards Kibbe & Orbe LLP
#####################
##############
E-mail: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

BESSEMER VENTURE PARTNERS VII L.P.
BESSEMER VENTURE PARTNERS VII INSTITUTIONAL L.P.
BVP VII SPECIAL OPPORTUNITY FUND L.P.

By:	Deer VII & Co. L.P., their General Partner
By:	Deer VII & Co. Ltd., its General Partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	General Counsel

Notice Address:
c/o Bessemer Venture Partners
#####################
##############
Tel. ###-###-####
#########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

PALMA INVESTMENTS LP

By:	/s/ Robert Pollak
(Signature)

Name:	Robert Pollak
Title:	General Partner

Address:

#################
################

Email: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

PALMA INVESTMENTS II LP

By:	/s/ Ronald Conway
(Signature)

Name:	Ronald Conway
Title:	Managing Member

Address:

#################
################

Email: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

RC CHIRP MANAGEMENT LLC

By:	/s/ Ronald Conway
(Signature)

Name:	Ronald Conway
Title:	Managing Member

Address:

#################
################

Email: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

SV ANGEL II-Q, L.P.

By:	/s/ Robert Pollak
Robert Pollak, Partner

SV ANGEL III, L.P.

By:	/s/ Robert Pollak
Robert Pollak, Partner

SV ANGEL IV L.P.

By:	/s/ Robert Pollak
Robert Pollak, Partner

Address:
#################
################
Email: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

A CAPITAL PARTNERS, L.P.
For itself and as nominee for
A Capital Parallel Fund A, L.P. and
A Capital Parallel Fund B, L.P.

By:	A Capital Equity Partners, L.L.C.
Its:	general partner

By:	/s/ Ronald Conway
(Signature)

Name:	Ronald Conway
Title:	Partner

Address:
#################
################

Email: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of the date first above written.

INVESTORS:

MC PELICAN, L.P.

By:	/s/ Mark Lesko
Mark Lesko, Managing Member

MC PELICAN II, L.P.

By:	/s/ Mark Lesko
Mark Lesko, Managing Member

MC PELICAN III LP

By:	/s/ Mark Lesko
Mark Lesko, Managing Member

Address:
#################
################

Email:

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement as of June 27, 2017.

INVESTOR:

YOU&MRJONES SERIES H 2017 LLC
By: Grasscrown Capital LLC, its Manager

By:	/s/ Frederick Blackford
Name:	Frederick Blackford
Title:	Manager

Address:

#################
################

Email: #########@####.com

SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT OF PINTEREST, INC.